Exhibit 99.1

ALLIED WORLD REPORTS STRONG GROWTH ACROSS U.S. INSURANCE PLATFORM
FOR THE THIRD QUARTER 2014

•	Rates increased 7.5% across the U.S. insurance platform

•	Catastrophe losses of $29.8 million during the quarter from Hurricane Odile in Mexico, Windstorm Ela in Western Europe, and Property Claim Services ("PCS") 45 in the Midwestern U.S.

•	Combined ratio of 87.4% for the first nine months of 2014

•	Growth in diluted book value per share of 8.5% year to date

•	At the end of the fourth quarter, the company will realign its two insurance business segments into North American Insurance and Global Markets Insurance

•
As previously announced, the company reached definitive agreements to acquire the Hong Kong and Singapore operations of Royal & Sun Alliance Insurance plc ("RSA"), as well as made a strategic minority investment through Allied World Financial Services, Inc. ("AWFS") into Blue Vista Capital Management LLC ("Blue Vista")

ZUG, Switzerland--(BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $30.9 million, or $0.31 per diluted share, for the third quarter of 2014 compared to net income of $122.8 million, or $1.18 per diluted share, for the third quarter of 2013.
The company reported operating income of $60.6 million, or $0.61 per diluted share, for the third quarter of 2014, compared to operating income of $101.8 million, or $0.98 per diluted share, for the third quarter of 2013.
"We continue to see attractive opportunities for selective organic growth," said President and Chief Executive Officer Scott Carmilani. "The strategic changes to our management team, and reorganization of our segments, will better align us with our clients and position us well for continued opportunities. Given the footprint of our business outside of North America, and the announced RSA transaction, these regions represent the next phase of our development."

Effective December 31, 2014, the company will realign its two insurance business segments from the current U.S Insurance (U.S. and Canada) and International Insurance (all other regions). The company will report across North American Insurance (all North America business, including U.S., Canada, and Bermuda) and Global Markets Insurance (all business outside of North America). The Reinsurance segment will remain unchanged. In conjunction with these changes, several strategic positions will be realigned in order to best serve clients and trading partners:

•
Frank D’Orazio, currently President, Bermuda and International Insurance, Allied World Assurance Company, Ltd, will be appointed President, Underwriting and Global Risk, and will be responsible for the company’s global underwriting (management, controls and processes) as well as coordination of our risk management tools across the organization.

•
Louis Iglesias, as President, Allied World North America, will continue to oversee production and profitability for Canada and all U.S. branch offices, and will assume responsibility for all insurance lines of business of the Bermuda operation.

•
Julian James, currently President, Allied World Assurance Company (Europe) Limited, will be appointed President, Global Markets. In this new role, he will continue to oversee all insurance lines of business for Allied World Europe and Syndicate 2232, as well as assume responsibility for Allied World’s operations in Asia Pacific and any other initiatives outside of North America.

All three executives will report directly to Scott Carmilani, President and Chief Executive Officer.

Third Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended September 30,
			Diluted per share
	2014	2013	2014	2013

Net income	$30.9	$122.8	$0.31	$1.18
Add after tax effect of:
Net realized investment losses (gains)	29.4	(25.4)	0.30	(0.24)
Foreign exchange loss	0.3	4.4	0.00	0.04
Operating income	$60.6	$101.8	$0.61	$0.98

Note: On May 1, 2014, our shareholders approved a 3-for-1 stock split of the Company's common shares. All historical share and per share amounts reflect the effect of the stock split.

Third Quarter Operating Results

•	Gross premiums written were $707.9 million, a 21.9% increase compared to $580.9 million in the third quarter of 2013. This was driven by growth across all three segments.

◦	The U.S. insurance segment grew by 25.3% led by 42.7% growth in general casualty and offset by a continued decrease in healthcare of 10.2%.

◦	The international insurance segment grew by 8.5% driven by more recently added lines of business, including marine cargo, as well as growth across existing lines.

◦
The reinsurance segment grew by 27.0%, driven by a large, new professional liability treaty and a treaty that had previously renewed in the second quarter, which, because it included a significant fronting arrangement, had an outsized impact on gross premiums written that did not carry through to net premiums written.

•	Net premiums written were $568.7 million, a 25.5% increase compared to $453.1 million in the third quarter of 2013.

•	Net premiums earned were $541.7 million, a 6.1% increase compared to $510.8 million in the third quarter of 2013.

•
The company experienced $29.8 million of catastrophe losses for the third quarter of 2014 related to Hurricane Odile ($18.5 million) in Mexico, which largely impacted the international insurance segment, and Windstorm Ela ($8.0 million) in Western Europe, and PCS 45 in the Midwestern U.S. ($3.3 million), which both impacted the reinsurance segment. There were no reportable catastrophe losses for the comparable quarter last year. Including losses recorded in the second quarter of 2014, year to date, the company has experienced $43.0 million of catastrophe losses.

•	Underwriting income was $45.0 million, compared to underwriting income of $80.1 million in the third quarter of 2013.

•	The combined ratio was 91.7% compared to 84.2% in the third quarter of 2013.

•
The loss and loss expense ratio was 62.0% in the third quarter of 2014 compared to 54.2% in the prior year quarter. During the third quarter of 2014, the company recorded net favorable reserve development on prior loss years of $46.9 million, a benefit of 8.7 percentage points to the loss and loss expense ratio, compared to $61.5 million a year ago, a benefit of 12.0 percentage points.

•	The company's expense ratio was 29.7% for the third quarter of 2014 compared to 30.0% for the third quarter of 2013.

Investment Results

•
The total financial statement return on the company's investment portfolio for the three months ended September 30, 2014 was 0.1% compared to 0.8% for the three months ended September 30, 2013, and 2.7% for the nine months ended September 30, 2014 compared to 1.2% for the nine months ended September 30, 2013.

•	For the quarter, the decrease in total return was primarily due to both higher interest rates and wider spreads.

•
For the quarter, net investment income was $43.4 million, a 10.5% increase compared to $39.3 million for the third quarter of 2013. For the first nine months of 2014, net investment income was $127.8 million, a 15.9% increase compared to $110.3 million for the comparable period last year.

•
As previously announced, through AWFS, the company completed a strategic minority investment in Blue Vista, a Chicago-based real estate private equity firm. AWFS is a subsidiary of Allied World that invests in businesses intended to complement and diversify Allied World's revenue streams. Results for AWFS are included within other invested assets: other private securities.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended September 30,
	2014	2013
Net investment income	$43.4	$39.3
Net realized investment (losses) gains	(35.1)	27.5
Total financial statement portfolio return	$8.3	$66.8

Average invested assets	$8,841.0	$8,522.7
Financial statement portfolio return	0.1%	0.8%

Note: net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of September 30, 2014, the company’s total shareholders' equity grew to $3,673.6 million, compared to $3,519.8 million as of December 31, 2013.

•	As of September 30, 2014, diluted book value per share was $37.12, an increase of 0.4% compared to $36.98 as of June 30, 2014, and an increase of 8.5% compared to $34.20 as of December 31, 2013.

Capital Management

•
During the third quarter of 2014, the company repurchased 654,851 of its common shares through its share repurchase program in the open market at an average price of $38.17 per share and an aggregate cost of $25.0 million.

•	In May 2014, the company’s shareholders approved four quarterly dividends equal to $0.225 per share. The first and second dividends were paid on July 2, 2014 and October 2, 2014, respectively.

Supplementary Information
Allied World will be providing both a Financial Supplement and an Investment Supplement as of September 30, 2014. This information will be available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, October 23, 2014 at 9:00 a.m. (Eastern Time) to discuss the results for the third quarter ended September 30, 2014. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 7750105 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Friday, November 7, 2014 by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10052466. In addition, the webcast will remain available online through Friday, November 7, 2014 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
"Annualized net income return on average shareholders' equity" ("ROAE") is calculated using average shareholders' equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders' equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions.  Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreements with RSA; the inability to receive the required regulatory approvals to complete the acquisitions; risks that the proposed acquisitions disrupt each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the acquisitions; the amount of costs, fees, expenses and charges related to the acquisitions; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues:
Gross premiums written	$707,884	$580,893	$2,369,682	$2,183,174
Premiums ceded	(139,142)	(127,816)	(475,402)	(453,823)

Net premiums written	568,742	453,077	1,894,280	1,729,351
Change in unearned premiums	(27,005)	57,696	(285,011)	(248,079)
Net premiums earned	541,737	510,773	1,609,269	1,481,272

Net investment income	43,412	39,271	127,824	110,294
Net realized investment (losses) gains	(35,136)	27,487	104,286	(8,074)
Other income	1,032	—	1,032	—
Total revenues	551,045	577,531	1,842,411	1,583,492
Expenses:
Net losses and loss expenses	336,090	276,970	926,231	807,276
Acquisition costs	72,403	65,114	214,404	186,416
General and administrative expenses	88,294	88,553	264,822	251,818
Other expense	6,575	—	6,575	—
Amortization of intangible assets	633	633	1,900	1,900
Interest expense	14,325	14,094	43,451	42,416
Foreign exchange loss	278	4,353	978	7,361
Total expenses	518,598	449,717	1,458,361	1,297,187
Income before income taxes	32,447	127,814	384,050	286,305
Income tax expense	1,532	4,971	24,300	6,332
NET INCOME	$30,915	$122,843	$359,750	$279,973

PER SHARE DATA:
Basic earnings per share	$0.32	$1.20	$3.67	$2.72
Diluted earnings per share	$0.31	$1.18	$3.60	$2.66

Weighted average common shares outstanding	96,458,231	101,974,077	97,926,378	103,020,681
Weighted average common shares and common share equivalents outstanding	98,444,238	104,184,579	99,965,296	105,393,276

Dividends paid per share (1)	$0.225	$0.167	$0.559	$0.292

(1) A dividend of $0.225 was also paid on October 2, 2014 to shareholders of record on September 23, 2014.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	September 30,	December 31,
ASSETS:	2014	2013
Fixed maturity investments trading, at fair value	$6,128,237	$6,100,798
Equity securities trading, at fair value	945,076	699,846
Other invested assets	929,201	911,392

Total investments	8,002,514	7,712,036
Cash and cash equivalents	1,010,228	681,329
Insurance balances receivable	926,183	664,731
Funds held	405,703	632,430
Prepaid reinsurance	376,651	340,992
Reinsurance recoverable	1,349,009	1,234,504
Accrued investment income	30,554	32,236
Net deferred acquisition costs	171,827	126,661
Goodwill	278,085	268,376
Intangible assets	46,931	48,831
Balances receivable on sale of investments	60,122	76,544
Net deferred tax assets	41,312	37,469
Other assets	110,449	89,691

Total assets	$12,809,568	$11,945,830

LIABILITIES:
Reserve for losses and loss expenses	$6,052,263	$5,766,529
Unearned premiums	1,716,927	1,396,256
Reinsurance balances payable	203,428	173,023
Balances due on purchases of investments	166,026	104,740
Senior notes	798,725	798,499
Dividends payable	21,686	16,732
Accounts payable and accrued liabilities	176,914	170,225
Total liabilities	9,135,969	8,426,004

SHAREHOLDERS' EQUITY:
Common shares: 2014: par value CHF 4.10 per share and 2013: par value CHF 4.10 per share (2014: 100,775,256; 2013: 103,477,452 shares issued and 2014: 96,382,238; 2013: 100,253,646 shares outstanding)	407,990	418,988
Treasury shares, at cost (2014: 4,393,018; 2013: 3,223,806)	(134,633)	(79,992)
Retained earnings	3,400,242	3,180,830
Total shareholders' equity	3,673,599	3,519,826

Total liabilities and shareholders' equity	$12,809,568	$11,945,830

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Three Months Ended September 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$386,681	$144,236	$176,967	$707,884
Net premiums written	321,713	87,820	159,209	568,742
Net premiums earned	224,764	94,013	222,960	541,737
Net losses and loss expenses	(153,010)	(55,814)	(127,266)	(336,090)
Acquisition costs	(31,131)	(1,209)	(40,063)	(72,403)
General and administrative expenses	(41,730)	(27,993)	(18,571)	(88,294)
Underwriting (loss) income	(1,107)	8,997	37,060	44,950
Other insurance-related revenues	1,032	—	—	1,032
Other insurance-related expenses	(1,270)	(5,305)	—	(6,575)
Segment (loss) income	(1,345)	3,692	37,060	39,407
Net investment income				43,412
Net realized investment losses				(35,136)
Amortization of intangible assets				(633)
Interest expense				(14,325)
Foreign exchange loss				(278)
Income before income taxes				$32,447

GAAP Ratios:
Loss and loss expense ratio	68.1%	59.4%	57.1%	62.0%
Acquisition cost ratio	13.9%	1.3%	18.0%	13.4%
General and administrative expense ratio	18.6%	29.8%	8.3%	16.3%
Expense ratio	32.5%	31.1%	26.3%	29.7%
Combined ratio	100.6%	90.5%	83.4%	91.7%

	U.S.	International
Three Months Ended September 30, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$308,709	$132,881	$139,303	$580,893
Net premiums written	238,792	75,632	138,653	453,077
Net premiums earned	207,602	87,554	215,617	510,773
Net losses and loss expenses	(141,222)	(31,094)	(104,654)	(276,970)
Acquisition costs	(28,426)	282	(36,970)	(65,114)
General and administrative expenses	(41,616)	(26,450)	(20,487)	(88,553)
Underwriting (loss) income	(3,662)	30,292	53,506	80,136
Other insurance-related revenues	—	—	—	—
Other insurance-related expenses	—	—	—	—
Segment (loss) income	(3,662)	30,292	53,506	80,136
Net investment income				39,271
Net realized investment gains				27,487
Amortization of intangible assets				(633)
Interest expense				(14,094)
Foreign exchange loss				(4,353)
Income before income taxes				$127,814

GAAP Ratios:
Loss and loss expense ratio	68.0%	35.5%	48.5%	54.2%
Acquisition cost ratio	13.7%	(0.3)%	17.1%	12.7%
General and administrative expense ratio	20.0%	30.2%	9.5%	17.3%
Expense ratio	33.7%	29.9%	26.6%	30.0%
Combined ratio	101.7%	65.4%	75.1%	84.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Nine Months Ended September 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$998,051	$483,079	$888,552	$2,369,682
Net premiums written	746,403	285,450	862,427	1,894,280
Net premiums earned	651,480	271,557	686,232	1,609,269
Net losses and loss expenses	(440,491)	(115,299)	(370,441)	(926,231)
Acquisition costs	(88,311)	(835)	(125,258)	(214,404)
General and administrative expenses	(125,760)	(82,164)	(56,898)	(264,822)
Underwriting (loss) income	(3,082)	73,259	133,635	203,812
Other insurance-related revenues	1,032	—	—	1,032
Other insurance-related expenses	(1,270)	(5,305)	—	(6,575)
Segment (loss) income	(3,320)	67,954	133,635	198,269
Net investment income				127,824
Net realized investment gains				104,286
Amortization of intangible assets				(1,900)
Interest expense				(43,451)
Foreign exchange loss				(978)
Income before income taxes				$384,050

GAAP Ratios:
Loss and loss expense ratio	67.6%	42.5%	54.0%	57.6%
Acquisition cost ratio	13.6%	0.3%	18.3%	13.3%
General and administrative expense ratio	19.3%	30.3%	8.3%	16.5%
Expense ratio	32.9%	30.6%	26.6%	29.8%
Combined ratio	100.5%	73.1%	80.6%	87.4%

	U.S.	International
Nine Months Ended September 30, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$872,024	$453,990	$857,160	$2,183,174
Net premiums written	652,464	259,771	817,116	1,729,351
Net premiums earned	593,477	258,809	628,986	1,481,272
Net losses and loss expenses	(398,910)	(90,997)	(317,369)	(807,276)
Acquisition costs	(78,824)	1,489	(109,081)	(186,416)
General and administrative expenses	(119,514)	(75,374)	(56,930)	(251,818)
Underwriting (loss) income	(3,771)	93,927	145,606	235,762
Other insurance-related revenues	—	—	—	—
Other insurance-related expenses	—	—	—	—
Segment (loss) income	(3,771)	93,927	145,606	235,762
Net investment income				110,294
Net realized investment losses				(8,074)
Amortization of intangible assets				(1,900)
Interest expense				(42,416)
Foreign exchange loss				(7,361)
Income before income taxes				$286,305

GAAP Ratios:
Loss and loss expense ratio	67.2%	35.2%	50.5%	54.5%
Acquisition cost ratio	13.3%	(0.6)%	17.3%	12.6%
General and administrative expense ratio	20.1%	29.1%	9.1%	17.0%
Expense ratio	33.4%	28.5%	26.4%	29.6%
Combined ratio	100.6%	63.7%	76.9%	84.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$30,915	$122,843	$359,750	$279,973
Add after tax effect of:
Net realized investment losses (gains)	29,413	(25,395)	(94,192)	2,160
Foreign exchange loss	278	4,353	978	7,361
Operating income	$60,606	$101,801	$266,536	$289,494

Weighted average common shares outstanding:
Basic	96,458,231	101,974,077	97,926,378	103,020,681
Diluted	98,444,238	104,184,579	99,965,296	105,393,276

Basic per share data:
Net income	$0.32	$1.20	$3.67	$2.72
Add after tax effect of:
Net realized investment losses (gains)	0.30	(0.25)	(0.96)	0.02
Foreign exchange loss	0.00	0.04	0.01	0.07
Operating income	$0.62	$0.99	$2.72	$2.81

Diluted per share data:
Net income	$0.31	$1.18	$3.60	$2.66
Add after tax effect of:
Net realized investment losses (gains)	0.30	(0.24)	(0.94)	0.02
Foreign exchange loss	0.00	0.04	0.01	0.07
Operating income	$0.61	$0.98	$2.67	$2.75

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	September 30,	December 31,
	2014	2013
Price per share at period end	$36.84	$37.60

Total shareholders' equity	$3,673,599	$3,519,826

Basic common shares outstanding	96,382,238	100,253,646

Add: unvested restricted share units	512,112	143,697

Add: performance based equity awards	619,428	804,519

Add: employee share purchase plan	28,381	55,596

Add: dilutive options outstanding	2,532,918	2,928,312
Weighted average exercise price per share	$16.30	$16.07
Deduct: options bought back via treasury method	(1,120,699)	(1,251,687)

Common shares and common share
equivalents outstanding	98,954,378	102,934,083

Basic book value per common share	$38.11	$35.11
Diluted book value per common share	$37.12	$34.20

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Opening shareholders' equity	$3,682,762	$3,373,229	$3,616,678	$3,326,335
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted opening shareholders' equity	3,682,762	3,373,229	3,616,678	3,326,335

Closing shareholders' equity	$3,673,599	$3,443,928	$3,673,599	$3,443,928
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted closing shareholders' equity	3,673,599	3,443,928	3,673,599	3,443,928

Average shareholders' equity	$3,678,181	$3,408,579	$3,645,139	$3,385,132

Net income available to shareholders	$30,915	$122,843	$359,750	$279,973
Annualized net income available to shareholders	123,660	491,372	479,667	373,297

Annualized return on average shareholders' equity -
net income available to shareholders	3.4%	14.4%	13.2%	11.0%

Operating income available to shareholders	$60,606	$101,801	$266,536	$289,494
Annualized operating income available to shareholders	242,424	407,204	355,381	385,992

Annualized return on average shareholders' equity -
operating income available to shareholders	6.6%	11.9%	9.7%	11.4%

Media:
Noelle Campbell
Assistant Vice President, Director of Public Relations
+1-646-794-0544
Noelle.Campbell@awacservices.com

OR

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com